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                                                                      EXHIBIT 24

                                 eSYLVAN, INC.
                               POWER OF ATTORNEY
                               -----------------

     KNOW ALL MEN BY THESE PRESENTS that the undersigned Director(s) and Executive Officers of eSYLVAN, INC., a Maryland corporation, hereby constitute and appoint B. LEE MCGEE, ROBERT ZENTZ and DAVID GRAVES and any of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in any said agent and attorney-in-fact, to sign for the undersigned and in their respective names as Directors and Executive Officers of eSylvan, Inc., the Registration Statement on Form S-1, and any and all further amendments to said Registration Statement, hereby ratifying and confirming all acts taken by such agent and attorney-in-fact, as herein authorized.

                                             DATE
                                             ----


/S/ DAVID GRAVES                             July 21, 2000
-------------------------------
David Graves, President
(Principal Executive Officer)


/S/ B. LEE MCGEE                             July 21, 2000
-------------------------------
B. Lee McGee, Treasurer, Chief Financial
Officer and Director (Principal Accounting
and Financial Officer)


/S/ CHRISTOPHER HOEHN-SARIC                  July 21, 2000
-------------------------------
Christopher Hoehn-Saric, Director


/S/ PETER COHEN                              July 21, 2000
-------------------------------
Peter Cohen, Director


/S/ ROBERT ZENTZ                             July 21, 2000
-------------------------------
Robert Zentz, Director